State of Delaware
Secretary of State
Division of Corporations
Delivered 03:22 PM 08/10/2017
FILED 03:22 PM 08/10/2017
SR 20175671832 - File Number 6507545

CERTIFICATE OF FORMATION
OF
TCBM Holdings LLC

(A Delaware Limited Liability Company)

First: The name of the limited liability company is: TCBM Holdings LLC

Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this August 10, 2017.

Harvard Business Services, Inc., Authorized Person
By: Richard H. Bell, II, President

STATEMENT OF AUTHORIZED PERSON

****

IN LIEU OF ORGANIZATIONAL MEETING
FOR
TCBM Holdings LLC
August 10, 2017

We, Harvard Business Services, Inc., the Authorized Person of TCBM Holdings LLC -- a Delaware Limited Liability Company -- hereby adopt the following resolution pursuant to Section 18-201 of the Delaware Limited Liability Company Act:

Resolved: That the Certificate of Formation of TCBM Holdings LLC was filed with the Secretary of State of Delaware on August 10, 2017.

Resolved: That on August 10, 2017 the following persons were appointed as the initial Members of the Limited Liability Company until their successors are elected and qualify:

Tim Cabrera
Brian McFadden

Resolved: That the undersigned signatory hereby resigns as the authorized person of the above named Limited Liability Company.

This resolution shall be filed in the minute book of the company.

Richard H. Bell II

Harvard Business Services, Inc., Authorized Person
By: Richard H. Bell, II, President